FICO Announces Earnings of $0.81 per Share for First Quarter Fiscal 2012

Revenue of $170 million vs. $156 million in prior year

MINNEAPOLIS, Jan. 26, 2012 /PRNewswire/ -- FICO (NYSE: FICO), the leading provider of analytics and decision management technology, today announced financial results for its first fiscal quarter ended December 31, 2011. Separately, the company also announced today the appointment of William J. Lansing as Chief Executive Officer, effective January 27, 2012.

(Logo: http://photos.prnewswire.com/prnh/20111010/CG83314LOGO)

First Quarter Fiscal 2012 Results
Net income for the quarter totaled $30.0 million, or $0.81 per share as compared to prior-year period net income of $16.0 million, or $0.40 per share.

First Quarter Fiscal 2012 Revenue
The company reported revenues of $170.3 million for the quarter as compared to $155.9 million reported in the prior year period an increase of 9%.

"We continued to advance along our growth trajectory, delivering strong results across our portfolio and revenue growth in all of our segments," said Mark Greene, chief executive officer. "The operating leverage we created over the last year is yielding the benefits we anticipated, despite continued uncertainty in the capital markets and only modest macroeconomic growth. Our growth strategy is working, and we remain focused on executing our plan to better serve our clients and create value for FICO shareholders."

Revenues for first quarter fiscal 2012 across each of the company's three operating segments were as follows:

  Applications revenues, which include the company's preconfigured Decision Management applications and associated professional services, were $110.2 million in the first quarter compared to $97.6 million in the prior year quarter, an increase of 13%, primarily due to an increase in revenue from Fraud Management solutions, slightly offset by a decline in Customer Management solutions and Marketing solutions.

  Scores revenues, which include the company's business-to-business (B2B) scoring solutions and associated professional services, and the myFICO® business-to-consumer (B2C) service, were $42.5 million in the first quarter compared to $40.8 million in the prior year quarter, an increase of 4%, due to our business-to-business (B2B) scoring solutions.

  Tools revenues, which include Blaze Advisor®, Xpress Optimization and related professional services, were $17.6 million in the first quarter compared to $17.5 million in the prior year quarter, an increase of 1%, primarily due to an increase in Optimization license sales during the quarter.

Bookings
Bookings for the first quarter were $59.2 million compared to $84.0 million in the prior year period. Bookings represent contracts signed in the current reporting period that will generate new future revenue streams. Management regards the volume of bookings achieved, among other factors, as an important indicator of future revenues, but they are not comparable to, nor should they be substituted for, an analysis of the company's revenues, and they are subject to a number of risks and uncertainties concerning timing and contingencies affecting product delivery and performance.

Balance Sheet and Cash Flow
Cash and cash equivalents, and investments were $246.9 million at December 31, 2011, as compared to $256.7 million at September 30, 2011. Significant changes in cash and cash equivalents from September 30, 2011, include $41.1 million of cash provided by operations, $15.0 million from the issuance of common stock, $7.8 million related to the purchase of property and equipment, and $0.7 million of dividends paid. The company also repurchased $57.7 million of common stock during the quarter.

Outlook
The company reiterates the previously issued guidance for fiscal 2012, which follows:

Fiscal 2012 GAAP Guidance
Revenue	$640 million - $645 million
GAAP Net Income	$86 million - $89 million
GAAP Earnings Per Share	$2.45 - $2.55

Company to Host Conference Call
The company will host a webcast today at 5:00 p.m. Eastern Time (4:00 p.m. Central Time/2:00 p.m. Pacific Time) to report its first quarter fiscal 2012 results, provide various strategic and operational updates, and to discuss the appointment of the new CEO. The call can be accessed at FICO's Web site at www.FICO.com (follow the instructions on the Investor Relations page). A replay of the webcast will be available through February 24, 2012.

The webcast will also be distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN's individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson's password-protected event management site, StreetEvents (www.streetevents.com).

About FICO
FICO (NYSE:FICO) delivers superior predictive analytics that drive smarter decisions. The company's groundbreaking use of mathematics to predict consumer behavior has transformed entire industries and revolutionized the way risk is managed and products are marketed. FICO's innovative solutions include the FICO® Score — the standard measure of consumer credit risk in the United States — along with the industry-leading solutions for managing credit accounts, identifying and minimizing the impact of fraud, and customizing consumer offers with pinpoint accuracy. Most of the world's top banks, as well as leading insurers, retailers, pharma businesses and government agencies rely on FICO solutions to accelerate growth, control risk, boost profits and meet regulatory and competitive demands. FICO also helps millions of individuals manage their personal credit health through www.myFICO.com. Learn more at www.fico.com. FICO: Make every decision count.

Statement Concerning Forward-Looking Information
Except for historical information contained herein, the statements contained in this news release that relate to FICO or its business are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the success of the Company's Decision Management strategy and reengineering initiative, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, its ability to recruit and retain key technical and managerial personnel, competition, regulatory changes applicable to the use of consumer credit and other data, the failure to realize the anticipated benefits of any acquisitions, continuing material adverse developments in global economic conditions or in the markets we serve, and other risks described from time to time in FICO's SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2011. If any of these risks or uncertainties materializes, FICO's results could differ materially from its expectations. FICO disclaims any intent or obligation to update these forward-looking statements.

FICO, myFICO and Blaze Advisor are all trademarks or registered trademarks of Fair Isaac Corporation in the United States and in other countries.

-Financial tables follow-

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Quarters Ended December 31, 2011 and 2010
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	December 31,
	2011	2010

Revenues:
Transactional and maintenance	114,183	114,762
Professional services	28,693	27,908
License	27,473	13,261
Total revenues	170,349	155,931

Operating expenses:
Cost of revenues	45,974	45,803
Research & development	13,049	18,061
Selling, general and administrative	57,324	59,633
Amortization of intangible assets	1,930	1,929
Restructuring	-	869
	118,277	126,295
Operating income	52,072	29,636
Other expense, net	(8,447)	(8,213)
Income from operations before income taxes	43,625	21,423
Provision for income taxes	13,628	5,414
Net income	29,997	16,009

Basic earnings per share:	0.83	0.40
Diluted earnings per share:	0.81	0.40

Shares used in computing earnings per share:
Basic	36,034	39,923
Diluted	36,887	40,439

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
December 31, 2011 and September 30, 2011
(In thousands)
(Unaudited)

	December 31,	September 30,
	2011	2011 (1)
ASSETS:
Current assets:
Cash and cash equivalents	$ 175,375	$ 135,752
Marketable securities	56,212	105,826
Accounts receivable, net	117,301	104,974
Prepaid expenses and other current assets	16,151	17,929
Total current assets	365,039	364,481

Marketable securities and investments	15,332	15,104
Property and equipment, net	33,329	33,017
Goodwill and intangible assets, net	681,503	684,186
Other assets	30,477	32,680
	$ 1,125,680	$ 1,129,468

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and other accrued liabilities	$ 57,478	$ 60,260
Accrued compensation and employee benefits	26,359	36,470
Deferred revenue	47,962	41,768
Current maturities on long-term debt	8,000	8,000
Total current liabilities	139,799	146,498

Senior notes	504,000	504,000
Other liabilities	19,623	13,476
Total liabilities	663,422	663,974

Stockholders' equity	462,258	465,494
	$ 1,125,680	$ 1,129,468

(1) Derived from audited financial statements.

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Quarters Ended December 31, 2011 and 2010
(In thousands)
(Unaudited)

	Quarter Ended
	December 31,
	2011	2010
Cash flows from operating activities:
Net income	$ 29,997	$ 16,009
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	5,528	6,455
Share-based compensation	4,757	4,034
Changes in operating assets and liabilities net of disposition effects	670	6,203
Other, net	197	179
Net cash provided by operating activities	41,149	32,880

Cash flows from investing activities:
Purchases of property and equipment	(7,757)	(1,328)
Net activity from marketable securities	49,473	21,415
Net cash provided by investing activities	41,716	20,087

Cash flows from financing activities:
Proceeds from issuances of common stock	15,023	68
Repurchases of common stock	(57,685)	(2,169)
Other, net	954	(363)
Net cash used in financing activities	(41,708)	(2,464)

Effect of exchange rate changes on cash	(1,534)	(270)

Increase in cash and cash equivalents	39,623	50,233
Cash and cash equivalents, beginning of period	135,752	146,199
Cash and cash equivalents, end of period	$ 175,375	$ 196,432

FAIR ISAAC CORPORATION
REVENUE BY SEGMENT
For the Quarters Ended December 31, 2011 and 2010
(In thousands)
(Unaudited)

	Quarter Ended
	December 31,
	2011	2010

Applications revenues:
Transactional and maintenance	$ 64,272	$ 66,597
Professional services	24,327	24,749
License	21,617	6,290
Total applications revenues	$ 110,216	$ 97,636

Scores revenues:
Transactional and maintenance	$ 42,197	$ 40,505
Professional services	288	239
License	57	71
Total scores revenues	$ 42,542	$ 40,815

Tools revenues:
Transactional and maintenance	$ 7,714	$ 7,660
Professional services	4,078	2,920
License	5,799	6,900
Total tools revenues	$ 17,591	$ 17,480

Total revenues:
Transactional and maintenance	$ 114,183	$ 114,762
Professional services	28,693	27,908
License	27,473	13,261
Total revenues	$ 170,349	$ 155,931

CONTACT: Investors/Analysts, Steve Weber, 1-800-213-5542, investor@fico.com, or Media, Steve Astle, +1-415-446-6204, stephenastle@fico.com, both of FICO